UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 12, 2017

Date of Report (Date of earliest event reported)

Immune Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

37 North Orange Ave, Suite 607, Orlando, FL	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 888-613-8802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Settlement Agreement

On October 12, 2017, Immune Therapeutics, Inc. (the “Company”) entered into a settlement and release agreement (the “Release Agreement”) with Phoenix Fund Management, LLC (“PFM”) and Far East Holdings, LLC (“FEH”) relating to certain claims between the Company and PFM before the Circuit Court of the Eleventh Judicial Circuit (the “Court”), in and for Miami-Dade County, Florida, case No. 2017-003521 CA-01 (the “Lawsuit”). The debt to PFM, the Lawsuit, a previous settlement agreement between PFM and the Company (“3(a)(10) Settlement Agreement”) and the Court’s previous order that the Company pay PFM in the amount of $675,000 through issuance of the Company’s common stock pursuant to the 3(a)(10) Settlement Agreement, was initially disclosed in the Company’s current report filed March 14, 2017.

The Release Agreement is meant to memorialize that the $675,000 due PFM has been overpaid by the Company and to establish the responsibilities of the parties henceforth. Pursuant to the Release Agreement, the Company agreed to dismiss all claims filed against PFM, not attempt to impede or frustrate the ability of PFM to deposit, clear or sell its shares of the Company’s stock, and provide any assistance necessary to aid in the deposit and clearance of PFM’s shares. Also pursuant to the Release Agreement, PFM shall transfer one million (1,000,000) shares of the Company’s stock to ClearTrust, LLC, the Company’s transfer agent (“ClearTrust”), for the shares to be deposited in the Company’s treasury and FEH shall transfer one and half million (1,500,000) shares of the Company’s stock to ClearTrust for the shares to be deposited in the Company’s treasury. Upon the terms and conditions of the Release Agreement being met, each party has agreed to fully release the other party from any claims or complaints, known or unknown, which the party may have had against the other.

As the debt owed to PFM has been paid in full, PFM shall release the 90,000,000 shares of common stock held in reserve by ClearTrust pursuant to the 3(a)(10) Settlement Agreement, to be returned to the Company’s treasury; however, in the event that the Company violates the Release Agreement, the reserve amount of 90,000,000 common shares shall be fully reinstated with ClearTrust.

Securities Purchase and Related Documents

On October 25, 2017, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Iliad Research and Trading, L.P., a Utah limited partnership (“Iliad”) whereby the Company agreed to sell and Iliad agreed to purchase the following securities (“Securities”) (i) a convertible promissory note (the “Note”) convertible into common shares of the Company, (ii) a warrant exercisable into 2,656,250 common shares of the Company (the “Warrant”), and (iii) 560,000 newly issued common shares of the Company (the “Origination Shares”). The purchase price for the Securities is $350,000.00.

Pursuant to the Agreement, the Company has agreed to initially reserve 45,000,000 common shares towards issuance of the common shares issuable upon exercise of the Warrant and conversion of the Note. It has further agreed to increase the reserve in 5,000,000 share increments so that the reserve remains at least 3x the number of common shares issuable upon exercise of the Warrant and conversion of the Note. The Company and its transfer agent have executed an irrevocable letter of instruction relating to the reservation of shares pursuant to the Agreement.

In addition, should the Company offer securities during any period while the Securities are outstanding on better terms than those offered to Iliad pursuant to the Agreement, Iliad or its assign shall have the option to incorporate the preferable terms conversion or exercise of it remaining outstanding Securities. Further, the Agreement contains numerous restrictive covenants relating to, among others, the Company’s issuance of variable rate securities. The Agreement also contains standard representations and warranties.

The Warrant issued pursuant to the Agreement on or around October 25, 2017, may be exercised for a term of five (5) years for a total of up to 2,656,250. The exercise price for each share of common stock under the Warrant is $0.08, as the same may be adjusted from time to time pursuant to the terms and conditions of this Warrant, including following a stock split or dividend. The Warrant holder may elect a “cashless” exercise of the Warrant whereby the holder shall be entitled to receive a number of shares of common stock equal to (i) the excess of the “Current Market Value” (as defined in the Warrant) over the aggregate exercise price of the shares being exercised, divided by (ii) the “Adjusted Price” (the lower of the market price and exercise price, as adjusted).

The Company has three days from the date of any exercise of the Warrant to deliver the warrant shares before it incurs substantial late fees not to exceed 200% of the value of the warrant shares being exercised. The Warrant contains a 4.99% ownership limitation whereby the Warrant cannot be exercised if it would cause the holder’s ownership to exceed 4.99% of the Company’s voting stock. This limitation may be increased by the holder to 9.99%.

The Company issued the Note on or around October 25, 2017 in the principal amount of $425,000.00. In addition to containing a $70,000.00 original issuance discount (OID), the Note included $5,000.00 to cover Iliad’s legal expenses relating to the foregoing transactions. No interest will accrue on the principal balance of the Note unless there is a default, at which time, it will be 22%. The Note has a seven (7) month maturity but may be prepaid in full anytime; however, if prepaid within 90 days from issuance, the Company will be required to pay only $400,000.00 in full satisfaction of the Note.

The Note holder may convert the principal and interest under the Note to common shares of the Company at a conversion rate of, subject to adjustment, 60% of the lowest intra-day trade price during the period twenty five (25) trading days prior to conversion. The conversion price may be reduced by factors of 5% upon certain events of default.

Upon any enumerated event of default under the Note, the Note holder may declare all amounts under the Note immediately due and payable at a premium based on a formula using the conversion price, outstanding balance and market price of the Company’s common stock. In the alternative, the Note holder may apply a default premium rather than declaring the balance due. In such case the outstanding balance will be increased by the default premium, which is 5% for minor defaults and 15% for major defaults. The premium for major defaults may be applied three times, as may the premium for minor defaults. The Note also contains similar ownership limitations and late fees for failure to timely deliver share certificates as those contained in the Warrant.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see Item 1.01 for discussion of the Note, which is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

Please see Item 1.01 for discussion relating to issuance of the Warrant and Origination Shares, which is incorporated herein by reference. These Securities were issued pursuant to Section 4(a)(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE THERAPEUTICS, INC.

Date: November 2, 2017	By:	/s/ Noreen Griffin
Noreen Griffin, CEO